UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 19, 2021, the Nasdaq Stock Market notified the Company that it was not in compliance with the Nasdaq’s rules for continued listing because the Company did not file its Annual Report on Form 10-K in a timely fashion, as required by Nasdaq Rule 5250(c)(1).

The Nasdaq has pursuant to its rules granted the Company sixty calendar days to submit a plan to regain compliance and if the Nasdaq accepts the Company’s plan, it can grant an exception of up to 180 calendar days from the Filing’s due date, or until October 12, 2021, to regain compliance. The Company expects to file its Annual Report on Form 10-K within approximately thirty days, in which case it will be in full compliance with Nasdaq Rule 5250(c)(1).

On March 11, 2021, in connection with the appointment of Alton Irby to its Audit Committee, the Nasdaq Stock Market informed the Company that it was now in compliance with Nasdaq Rule 5605 (c)(2) requiring a three member audit committee.

Item 4.01. Changes In Registrant’s Certifying Accountant

Item 4.02 Non-reliance on previously issued Financial Statements or a Related Audit report or Completed Interim Review

Former independent registered public accounting firm/ Non-reliance on previously issued Financial Statements or a Related Audit report or Completed Interim Review

On April 15, 2021, Sadler Gibb & Associates, LLC (“SG”), SCWorx Corp.’s independent registered public accounting firm, notified SCWorx Corp. (the “Company” or “Registrant”) that it (i) terminating its engagement to provide audit and review services to the Company, effective April 14, 2021, and (ii) withdrawing its consent and association with the Completed Interim Review of the consolidated financial statements performed by SG for the period ended September 30, 2020. SG’s Letter stated that, in reaching this conclusion, it believed that it cannot rely on the representations of management and that there are disagreements between the Company and SG on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SG, would have caused SG to make reference to the subject matter of the disagreement in their reports on the Company's consolidated financial statements. The Company disagrees with SG’s belief regarding the representations of management and requested the opportunity to explain its position to SG, but SG declined such request. The Company and SG also disagreed about the number of reporting units the Company has for financial reporting purposes. The Company’s CFO discussed with SG the number of reporting units. In addition, the Company engaged an independent technical accounting expert who also discussed the Company’s position with SG. The Company has authorized SG to respond fully to the inquiries of BF Borgers CPA PC (the Company’s newly appointed independent auditor) concerning the subject matter referenced in SG’s letter to the Company dated April 14, 2021.

SG has not issued any audit report on the Company’s financial statements, as the year ended December 31, 2020 would have been its first audit.

The Company has provided SG with a copy of the disclosure contained in this Form 8-K and referencing SG and has requested that it provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the contents of this disclosure.  Such letter was not available at the time of the filing of this report. A copy of that letter will be filed by Amendment of this Current Report within 2 business day of receipt, but in any case, within 10 days of the date hereof.

New independent registered public accounting firm

On April 19, 2021, the Company appointed BF Borgers CPA PC (“BFB”) as its new independent registered public accounting firm, effective immediately, for the fiscal year ending December 31, 2020.  This appointment was authorized and approved by the Audit Committee of the Company’s Board of Directors.

During the fiscal year ended December 31, 2020 and through April 19, 2021, the Company did not consult with BFB on any accounting matter for a specified transaction, completed or proposed, or consult with BFB for the type of audit opinion that might be rendered on the Company’s consolidated financial statements, where a written report or oral advice was provided that BFB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.  In addition, the Company did not consult with BFB on any “reportable events” as identified under Item 304(a)(2)(ii) of Regulation S-K.

The Company expects to file (i) an amended Form 10-Q for the quarter ended September 30, 2020 within approximately fourteen days and (ii) its Annual Report on Form 10-K for the year ended December 31, 2020 within approximately thirty days.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

	By:	/s/Timothy Hannibal
Timothy Hannibal
President

Dated: April 21, 2021